Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Stock Option Plan and the 2025 Stock Option Plan of Nanobiotix S.A. of our report dated April 24, 2024, with respect to the consolidated financial statements of Nanobiotix S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France
May 14, 2025